 Exhibit 99.1

EQUIPMENT AND CORPORATE
INFRASTRUCTURE FUND FOURTEEN, L.P.

ANNUAL

PORTFOLIO OVERVIEW

2009

LETTER FROM THE CEOs                                                                                                                                       As of April 22, 2010

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our investment manager’s website, www.iconcapital.com.

Fund Fourteen’s offering period commenced on May 18, 2009.  Fund Fourteen raised $68,300,139 in capital contributions by the end of 2009.  As of December 31st, we had invested $32,987,2831 of capital, or 55.30% of capital available for investment, in approximately $32,987,2832 worth of business-essential equipment and corporate infrastructure.  Fund Fourteen does not currently have any leveraged investments.  Further, our distribution coverage ratio3 for the fourth quarter was 225.90%.  As of December 31st, Fund Fourteen held $26,732,823 of capital available for future investments.  Fund Fourteen collected 100%4 of all scheduled rent and loan receivables due for the fourth quarter.

We have been able to take advantage of the dislocation in the credit markets by making some quality investments in business-essential equipment and corporate infrastructure.  During the fourth quarter, we entered into a sale and leaseback transaction with Global Crossing Telecommunications, Inc. for telecommunications equipment.  We also made a secured term loan to Quattro Plant Limited that is secured by, among other things, rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks and forklifts.  The total equity we invested in the fourth quarter of 2009 was $6,560,3045.

We believe that there will be many excellent opportunities for us to deploy our equity in well structured deals secured by business-essential equipment and corporate infrastructure, as traditional lenders are still fairly reluctant to lend in the current economic climate.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

2	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

3	The ratio of inflows from investments divided by paid distributions.

4	Collections as of March 31, 2010.

5	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE
FUND FOURTEEN, L.P.

- Annual Portfolio Overview -

 - 2009 -

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) annual Portfolio Overview for 2009.  References to “we,” “us” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

Our offering period commenced on May 18, 2009 and is anticipated to end no later than May 2011.  From our initial offering through December 31, 2009, we raised $68,300,139 in capital contributions.

During the fourth quarter of 2009, we were in our offering period, during which time we raise capital through the sale of our limited partnership interests and also invest in business-essential equipment and corporate infrastructure.  Cash generated from these investments is used to make distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to limited partners.

At the close of our offering period, we will enter our operating period, during which time we anticipate continuing to invest our offering proceeds.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the assets we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On December 23, 2009, ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 45% by us and 55% by ICON Leasing Fund Twelve, LLC, an entity managed by our Investment Manager (“Fund Twelve”), participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  In addition, ICON Quattro will receive a key man insurance policy insuring the life of the majority shareholder of Quattro Plant in an amount not less than £5,500,000 and not more than £5,800,000.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited (collectively, the “Quattro Companies”).  Interest on the secured term loan accrues at a rate of 20% per annum and the loan will be amortized to a balloon payment of 15% at the end of term.  The loan is payable monthly in arrears for a period of thirty-three months, which began on January 1, 2010.  Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.  We paid an acquisition fee to our Investment Manager of approximately $807,000 relating to this transaction, of which our share was approximately $327,000.

•
On February 25, 2010, we, through our wholly-owned subsidiary, ICON Global Crossing VI, LLC (“ICON Global Crossing VI”), purchased and simultaneously leased back telecommunications equipment to Global Crossing Telecommunications, Inc. (“Global Crossing”).  The purchase price for the equipment was approximately $4,300,000.  The lease is for a period of thirty-six months and expires in February of 2013.  We paid an acquisition fee to our Investment Manager in the amount of approximately $107,000 relating to this transaction.

•
On March 3, 2010, we, through our wholly-owned subsidiary, ICON Northern Leasing III, LLC (“ICON NL III”), provided a senior secured term loan in the aggregate amount of approximately $9,860,000 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”).  The loan is secured by (i) an underlying pool of leases for credit card machines of NCA XVIII; (ii) an underlying pool of leases for credit card machines of NCA XV (subject only to the first priority security interest of ICON Northern Leasing II, LLC (“ICON NL II”)), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC and second priority security interest of ICON NL II).  Interest on the secured term loan accrues at a rate of 18% per annum.  The loan is payable monthly in arrears for a period of forty-eight months.  The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing Systems, Inc.  We paid an acquisition fee to our Investment Manager in the amount of approximately $379,000 relating to this transaction.

•
On March 9, 2010, we, through our wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), agreed to purchase and lease back twenty-six (26) 2010 MCI J4500 motor coach buses for the aggregate purchase price of approximately $10,370,000.  ICON Coach II entered into a sixty-month lease with Dillon's Bus Service, Inc. (“DBS”) and Lakefront Lines, Inc. (“Lakefront”) that is scheduled to commence on June 1, 2010.  Simultaneously with the execution of the lease, ICON Coach II purchased eleven (11) 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the purchase price of $4,502,715 and leased the buses to DBS.  From the date of closing until June 1, 2010, DBS will pay ICON Coach II interim rent in the amount of approximately $67,000 per month.  Prior to June 1, 2010, ICON Coach II will purchase fifteen (15) 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously lease the buses to Lakefront.  The obligations of DBS and Lakefront are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.  We paid an acquisition fee to our Investment Manager in the amount of approximately $259,000 relating to this transaction.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2009, our portfolio consisted primarily of the following investments.

•
We, through ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 45% by us and 55% by Fund Twelve, purchased four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors from AG Equipment Co. for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
ICON ION, LLC (“ICON ION”), a joint venture owned 45% by us and 55% by Fund Twelve, was formed for the purpose of making secured term loans to ARAM Rentals Corporation (“ARC”) and ARAM Seismic Rentals, Inc. (“ASR,” together with ARC, collectively referred to as the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of five years, beginning on August 1, 2009.

•
We, through ICON Exopack, LLC (“ICON Exopack”), our wholly-owned subsidiary, purchased a 3-layer blown film extrusion line and an eight color 48” – 52” flexographic printing press from Exopack, LLC (“Exopack”) for the aggregate purchase price of approximately $6,376,000.   Simultaneously with the purchases of the equipment, ICON Exopack entered into leases with Exopack.  The leases are for periods of sixty months, which expire on July 31, 2014 and September 30, 2014, respectively.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.

•
We, through ICON Global Crossing VI, LLC, own telecommunications equipment that is subject to various leases with Global Crossing.  We paid purchase prices in the amounts of approximately $5,323,000 and approximately $2,140,000 for the equipment and their respective leases are each set to expire on September 30, 2012 and November 30, 2012.

Revolving Line of Credit

We and certain entities sponsored by our Investment Manager, ICON Income Fund Eight B L.P. (“Fund Eight B”), ICON Income Fund Nine, LLC (“Fund Nine”), ICON Income Fund Ten, LLC (“Fund Ten”), ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and Fund Twelve, are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  We (collectively with Fund Eight, Fund Nine, Fund Ten, Fund Eleven and Fund Twelve, the “ICON Borrowers”) were added as a borrower under the Loan Agreement on August 12, 2009.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2009 was 4.0%.  Aggregate borrowings by all ICON Borrowers under the Facility amounted to $2,360,000 at December 31, 2009, none of which was attributable to the Fund.

10% Status Report

As of December 31, 2009, there were no individual assets that constituted at least 10% of the aggregate purchase price of our equipment portfolio.  However, the 3-layer blown film extrusion line and the eight color flexographic printing press subject to lease with Exopack constitute the largest individual assets in our portfolio, with each respective piece of equipment representing approximately 4.5% and approximately 6.2% of the aggregate purchase price of our equipment portfolio.  All of the equipment is subject to lease during the 2010 calendar year.

Distribution Analysis

During the year ended December 31, 2009, we made monthly distributions at a rate of 8% per annum.  From the inception of the offering period, we have made 8 monthly distributions to our partners. During the year ended December 31, 2009, we paid our partners approximately $973,871 in cash distributions.
	Source of Distributions

	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions
For the year ended
December 31, 2009	$973,871	$-	$-	$-	$973,871

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investment to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing our limited partnership interests to the public.  Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

Entity	Capacity	Description	Period from the Commencement of Operations through December 31, 2009
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements (1)	$1,577,572
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	2,026,388
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	1,025,143
ICON Capital Corp.	Investment Manager	Management fees (4)	76,559
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements (4)	1,924,682
			$6,630,344

(1) Amount capitalized and amortized to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Partnership's accounting policies.
(4) Amount charged directly to operations.

At December 31, 2009, we had a payable of $566,964 due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of $428,540.

From January 1, 2010 to March 26, 2010, we raised an additional $30,036,795 in capital contributions and have paid or accrued underwriting fees to ICON Securities in the amount of $871,481.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	December 31,
	2009	2008
Cash and cash equivalents	$27,074,324	$1,001
Leased equipment at cost (less accumulated depreciation of
$649,453 and $0, respectively)	13,530,536	-
Investments in joint ventures	17,742,829	-
Deferred charges, net	1,186,369	-
Other assets, net	33,006	-

Total Assets	$59,567,064	$1,001

Liabilities and Partners' Equity

Liabilities:
Deferred revenue	$227,161	$-
Due to General Partner and affiliates	566,964	-
Accrued expenses and other current liabilities	157,889	-

Total Liabilities	952,014	-

Commitments and contingencies

Partners' (Deficit) Equity:
General Partner	(25,478)	1
Limited Partners	58,640,528	1,000

Total Partners' Equity	58,615,050	1,001

Total Liabilities and Partners' Equity	$59,567,064	$1,001

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Operations

Period from June 19, 2009 (Commencement of Operations) through December 31, 2009

Revenue:
Rental income	$1,044,930
Income from investments in joint ventures	695,281
Interest and other income	20,943

Total revenue	1,761,154

Expenses:
Management fees	76,559
Administrative expense reimbursements	1,924,682
General and administrative	666,592
Depreciation and amortization	670,286
Interest	7,333

Total expenses	3,345,452

Net loss	$(1,584,298)

Net loss allocable to:
Limited Partners	$(1,568,455)
General Partner	(15,843)

$(1,584,298)

Weighted average number of limited
partnership interests outstanding	32,161

Net loss per weighted average
limited partnership interest	$(48.77)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners' Equity

	Limited			Total
	Partnership	Limited		Partners'
	Interests	Partners	General Partner	Equity
Opening balance, June 19, 2009	1	$1,000	$1	$1,001

Net loss		(1,568,455)	(15,843)	(1,584,298)
Redemption of limited partnership interest	(1)	(1,000)	-	(1,000)
Proceeds from sale of limited partnership interests	68,411	68,300,139	-	68,300,139
Sales and offering expenses		(7,126,921)	-	(7,126,921)
Cash distributions	-	(964,235)	(9,636)	(973,871)

Balance, December 31, 2009	68,411	$58,640,528	$(25,478)	$58,615,050

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows

Period from June 19, 2009 (Commencement of Operations) through December 31, 2009
Cash flows from operating activities:
Net loss	$(1,584,298)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Income from investments in joint ventures	(695,281)
Depreciation and amortization	670,286
Changes in operating assets and liabilities:
Other assets	(53,839)
Deferred revenue	227,161
Due to General Partner and affiliates	411,270
Accrued expenses and other liabilities	63,458
Distributions from joint ventures	695,281

Net cash used in operating activities	(265,962)

Cash flows from investing activities:
Purchase of equipment	(14,179,989)
Investments in joint ventures	(18,807,294)
Distributions received from joint ventures in excess of profits	1,064,465

Net cash used in investing activities	(31,922,818)

Cash flows from financing activities:
Sale of limited partnership interests	68,300,139
Sales and offering expenses paid	(6,641,287)
Deferred charges	(1,421,878)
Cash distributions to partners	(973,871)
Redemption of limited partnership interest	(1,000)

Net cash provided by financing activities	59,262,103

Net increase in cash and cash equivalents	27,073,323
Cash and cash equivalents, beginning of the period	1,001

Cash and cash equivalents, end of the period	$27,074,324

Supplemental disclosure of non-cash investing and financing activities:
Organizational and offering expenses due to Investment Manager	$155,694
Sales commissions due to third parties	$94,431
Organizational and offering expenses charged to equity	$391,203

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.